EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-140745, 333-158944 and 333-163426) and on Form S-3 (Nos. 333-147085, 333-149848 and 333-171792) of Constellation Energy Partners LLC of our report dated March 8, 2013 relating to the consolidated financial statements, which appear on Form 10-K.

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/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
March 27, 2014